ADMINISTRATION AND BLUE SKY SERVICES AGREEMENT

         This Agreement, dated as of the first day of January, 1997, made by and between Third Avenue Trust ("Third Avenue"), a Delaware Business Trust expected to operate as a registered investment company under the Investment Company Act of 1940, as amended (the "Act"), and duly organized and existing under the laws of the State of Delaware and FPS Services, Inc. ("FPS Services"), a corporation duly organized and existing under the laws of the State of Delaware (collectively, the "Parties").

                                WITNESSETH THAT:

         WHEREAS, the Parties desire to enter into an agreement whereby FPS Services will provide certain services to Third Avenue on the terms and conditions set forth in this Agreement and as set forth in Exhibit A, attached hereto; and
         WHEREAS, FPS Services is willing to serve in such capacity and perform such services under the terms and conditions set forth below; and
         WHEREAS, Third Avenue will provide all necessary information to FPS Services concerning the Series so that FPS Services may appropriately execute its responsibilities hereunder;
         NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and in exchange of good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:
         SECTION 1. APPOINTMENT Third Avenue hereby appoints FPS Services to serve as administrator and to perform Blue Sky services and FPS Services hereby accepts such appointment.

         SECTION 2.        DUTIES AND OBLIGATIONS OF FPS SERVICES
         (a) Subject to the succeeding provisions of this section and subject to the direction and control of the Board of Trustees of Third Avenue, FPS Services shall provide to Third Avenue all administrative services set forth in Schedule "A" attached hereto, which Schedule is incorporated by reference in its entirety into this Agreement. In addition to the obligations set forth in Schedule "A," FPS Services shall (i) provide its own office space, facilities, equipment and personnel for the performance of its duties under this Agreement; and (ii) take all actions it deems necessary to properly execute the administrative responsibilities of Third Avenue.

--------------------------------------------------------------------------------
Administration and Blue Sky Services Agreement between Third Avenue Value Fund, Inc. and FPS Services, Inc.

K:\WDATA\ADMIN\3D-AVE\CONTRACT\ADMIN.AGR;  January 14, 1997   Page 1 of 8 pages.

         (b) So that FPS Services may perform its duties under the terms of this Agreement, the Board of Trustees of Third Avenue shall direct the officers, investment advisor, distributor, legal counsel, independent accountants and custodian of Third Avenue to cooperate fully with FPS Services and to provide such information, documents and advice relating to Third Avenue as is within the possession or knowledge of such persons provided that no such person need provide any information to FPS Services if to do so would, in the reasoned opinion of counsel to Third Avenue, result in the loss of any privilege or confidential treatment with respect to such information. In connection with its duties, FPS Services shall be entitled to rely, and shall be held harmless by Third Avenue when acting in reasonable reliance upon the instruction, advice or any documents provided by Third Avenue to FPS Services by any of the aforementioned persons. All fees charged by any such persons shall be deemed an expense of Third Avenue.

         (c) Any activities performed by FPS Services under this Agreement shall conform to the requirements of:
                    (1) the provisions of the Act and the Securities Act of 1933, as amended, and of any rules or regulations in force thereunder;
                    (2) any other applicable provision of state and federal law;
                    (3) the provisions of Third Avenue's Trust Instrument, as amended from time to time;
                    (4) any policies and determinations of the Board of Trustees of Third Avenue communicated to FPS Services; and
                    (5) the fundamental policies of Third Avenue as reflected in its registration statement filed pursuant to the Act.

         FPS Services acknowledges that all records that it maintains for Third Avenue are the property of Third Avenue and will be surrendered promptly to Third Avenue upon written request. FPS Services will preserve, for the periods prescribed under Rule 31a-2 under the Act, all such records required to be maintained under Rule 31a-1 of the Act.

         (d) Nothing in this Agreement shall prevent FPS Services or any officer thereof from acting as administrator for any other person, firm or corporation. While the administrative services supplied to Third Avenue may be different than those supplied to other persons, firms or corporations, FPS Services shall provide Third Avenue equitable treatment in supplying services. Third Avenue recognizes that it will not receive preferential treatment

--------------------------------------------------------------------------------
Administration and Blue Sky Services Agreement between Third Avenue Value Fund, Inc. and FPS Services, Inc.

K:\WDATA\ADMIN\3D-AVE\CONTRACT\ADMIN.AGR;  January 14, 1997   Page 2 of 8 pages.

from FPS Services as compared with the treatment provided to other FPS Services' clients. FPS Services agrees to maintain the records and all other information of Third Avenue in a confidential manner and shall not use such information for any purpose other than the performance of FPS Services' duties under this Agreement.


         SECTION 3. ALLOCATION OF EXPENSES All costs and expenses of Third Avenue shall be paid by Third Avenue including, but not limited to:

 (a)    fees paid to an investment adviser (the "Adviser");
 (b)    interest and taxes;
 (c)    brokerage fees and commissions;
 (d)    insurance premiums;
 (e) compensation and expenses of its Trustees who are not affiliated persons of the Adviser;
 (f)    legal, accounting and audit expenses;
 (g) custodian and transfer agent, or shareholder servicing agent, fees and expenses;
 (h) fees and expenses incident to the registration of the shares of Third Avenue under Federal or state securities laws;
 (i) expenses related to preparing, setting in type, printing and mailing prospectuses, statements of additional information, reports and notices and proxy material to shareholders of Third Avenue;
 (j) all expenses incidental to holding meetings of stockholders and Trustees of Third Avenue;
 (k) such extraordinary expenses as may arise, including litigation, affecting Third Avenue and the legal obligations which Third Avenue may have regarding indemnification of its officers and trustees; and
 (l) fees and out-of-pocket expenses paid on behalf of Third Avenue by FPS Services.

         SECTION 4. COMPENSATION OF FPS SERVICES Third Avenue agrees to pay FPS Services compensation for its services and to reimburse it for expenses, at the rates and amounts as set forth in Schedule "B" attached hereto, and as shall be set forth in any amendments to such Schedule "B" approved by Third Avenue and FPS Services. Third Avenue agrees and understands that FPS Services' compensation be comprised of two components and payable on a monthly basis as follows:

     (i) an asset based fee calculated on Third Avenue's total assets, which fee is subject to a minimum fee. Third Avenue agrees to remit payment within ten
(10) business days of receipt of FPS Services' invoices; and

     (ii) reimbursement of any out-of-pocket expenses paid by FPS Services on behalf of Third Avenue, which out-of-pocket expenses will be billed to Third Avenue within the first ten

--------------------------------------------------------------------------------
Administration and Blue Sky Services Agreement between Third Avenue Value Fund, Inc. and FPS Services, Inc.

K:\WDATA\ADMIN\3D-AVE\CONTRACT\ADMIN.AGR;  January 14, 1997   Page 3 of 8 pages.

calendar days of the month following the month in which such out-of-pocket expenses were incurred. Third Avenue agrees to reimburse FPS Services for such expenses within ten calendar days of receipt of such bill.

         For the purpose of determining fees payable to FPS Services, the value of Third Avenue's net assets shall be computed at the times and in the manner specified in Third Avenue's Prospectus and Statement of Additional Information then in effect.

         During the term of this Agreement, should Third Avenue seek services or functions in addition to those outlined above or in Schedule "A" attached, a written amendment to this Agreement specifying the additional services and corresponding compensation shall be executed by both FPS Services and Third Avenue.

         SECTION 5.        DURATION
         (a) The term of this Agreement shall be for a period of two (2) years, commencing on January 1, 1997, ("Effective Date"). If either party wishes to terminate this Agreement at the conclusion of its initial term, it may do so only be upon written notice to the other, which notice shall be received not be less than one hundred eighty (180) before the desired day of termination. After the initial term, this Agreement shall continue thereafter subject to termination by either Party set forth in (c) below.

         (b) The fee schedule set forth in Schedule "B" attached shall be fixed for two (2) years commencing on the Effective Date of this Agreement and shall continue thereafter subject to review and adjustment as determined by the Parties.

         (c) After the initial term of this Agreement, Third Avenue or FPS Services may give written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice, which date shall not be less than one hundred eighty (180) days after the date of receipt of such notice. Upon the effective termination date, Third Avenue shall pay to FPS Services such compensation as may be due as of the date of termination and shall likewise reimburse FPS Services for any out-of-pocket expenses and disbursements reasonably incurred by FPS Services to such date.

         (d) If a successor to any of FPS Services' duties or responsibilities under this Agreement is designated by Third Avenue by written notice to FPS Services in connection with the termination of this Agreement, FPS Services shall promptly, upon such termination and at the expense of Third Avenue, transfer all records which are the property of Third

--------------------------------------------------------------------------------
Administration and Blue Sky Services Agreement between Third Avenue Value Fund, Inc. and FPS Services, Inc.

K:\WDATA\ADMIN\3D-AVE\CONTRACT\ADMIN.AGR;  January 14, 1997   Page 4 of 8 pages.

Avenue and shall cooperate in the transfer of such records and its duties and responsibilities under the Agreement.

         SECTION 6. AMENDMENT No provision of this Agreement may be amended or modified, in any manner except by a written agreement properly authorized and executed by FPS Services and Third Avenue.

         SECTION 7. APPLICABLE LAW This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania and the exclusive venue of any action arising under this Agreement shall be Montgomery County, Commonwealth of Pennsylvania.

         SECTION 8. AUTHORITY OF SIGNATORIES The Parties represent and warrant to each other that the execution and delivery of this Agreement by the undersigned officer of each Party has been duly and validly authorized; and, when duly executed, this Agreement will constitute a valid and legally binding enforceable obligation of each Party. The obligations under this Agreement shall be binding upon the assets and property of Third Avenue and shall not be binding upon any officer or shareholder of any Series of Third Avenue individually.

         SECTION 9.  LIMITATION OF LIABILITY
         (a) FPS Services, its directors, officers, employees, stockholders and agents shall only be liable for any error of judgment or mistake of law or for any loss suffered by Third Avenue in connection with the performance of this Agreement that result from willful misfeasance, bad faith, gross negligence or reckless disregard on the part of FPS Services in the performance of its obligations and duties under this Agreement.

         (b) Any person, even though a director, officer, employee, stockholder or agent of FPS Services, who may be or become an officer, director, employee or agent of Third Avenue, shall be deemed when rendering services to such entity or acting on any business of such entity (other than services or business in connection with FPS Services' duties under the Agreement), to be rendering such services to or acting solely for Third Avenue and not as a director, officer, employee, stockholder or agent of, or under the control or direction of FPS Services even though such person may receive compensation from FPS Services.

         (c) Notwithstanding any other provision of this Agreement, Third Avenue shall indemnify and hold FPS Services harmless, together with its directors, officers, employees, stockholders and agents from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which FPS Services may sustain or incur or which may be asserted against FPS Services by any person by reason
--------------------------------------------------------------------------------
Administration and Blue Sky Services Agreement between Third Avenue Value Fund, Inc. and FPS Services, Inc.

K:\WDATA\ADMIN\3D-AVE\CONTRACT\ADMIN.AGR;  January 14, 1997   Page 5 of 8 pages.

of, or as a result of (i) any action taken or omitted to be taken by FPS Services in good faith, (ii) any action taken or omitted to be taken by FPS Services in good faith in reliance upon any certificate, instrument, order or stock certificate or other document reasonably believed by FPS Services to be genuine and signed, countersigned or executed by any duly authorized person, upon the oral or written instruction of an authorized person of Third Avenue or upon the opinion of legal counsel to Third Avenue; or (iii) any action taken in good faith or omitted to be taken by FPS Services in connection with its appointment in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. Indemnification under this subparagraph shall not apply, however, to actions or omissions of FPS Services or its directors, officers, employees, stockholders or agents in cases of its or their willful misfeasance, bad faith, gross negligence or reckless disregard of its or their duties hereunder.

         FPS Services shall not accept any responsibility what-so-ever for any act or omission which occurred before the date hereinabove first written which may cause any harm to Third Avenue. Third Avenue and the Advisor agree to inform FPS Services of any circumstance which comes to Third Avenue's or the Advisor's attention which may have a negative impact on Third Avenue.

         If a claim is made against FPS Services as to which FPS Services may seek indemnity under this Section, FPS Services shall notify Third Avenue promptly after any written assertion of such claim threatening to institute an action or proceeding with respect thereto and shall notify Third Avenue promptly of any action commenced against FPS Services within ten (10) days after FPS Services shall have been served with a summons or other legal process, giving information as to the nature and basis of the claim. Failure so to notify Third Avenue shall not, however, relieve Third Avenue from any liability which it may have on account of the indemnity under this Section 9(c) if Third Avenue has not been prejudiced in any material respect by such failure.

         Third Avenue and FPS Services shall cooperate in the control of the defense of any action, suit or proceeding in which FPS Services is involved and for which indemnity is being provided by Third Avenue to FPS Services. Third Avenue may negotiate the settlement of any action, suit or proceeding subject to FPS Services' approval, which shall not be unreasonably withheld. FPS Services shall have the right, but not the obligation, to participate in the defense or settlement of a claim or action, with its own counsel, but any costs or expenses

--------------------------------------------------------------------------------
Administration and Blue Sky Services Agreement between Third Avenue Value Fund, Inc. and FPS Services, Inc.

K:\WDATA\ADMIN\3D-AVE\CONTRACT\ADMIN.AGR;  January 14, 1997   Page 6 of 8 pages.

incurred by FPS Services in connection with, or as a result of, such participation will be borne solely by FPS Services.

         FPS Services shall have the right to participate in the defense of an action or proceeding and to retain its own counsel, and the reasonable fees and expenses of such counsel shall be borne by Third Avenue (which shall pay such fees, costs and expenses at least quarterly) if:

                  (i) FPS Services has received an opinion of counsel stating that the use of counsel chosen by Third Avenue to represent FPS Services would present such counsel with a conflict of interest;

                  (ii) the defendants in, or targets of, any such action or proceeding include both FPS Services and Third Avenue, and legal counsel to FPS Services shall have reasonably concluded that there are legal defenses available to it which are different from or additional to those available to Third Avenue or which may be adverse to or inconsistent with defenses available to Third Avenue (in which case Third Avenue shall not have the right to direct the defense of such action on behalf of FPS Services); or

                  (iii) Third Avenue shall authorize FPS Services to employ separate counsel at the expense of Third Avenue. Notwithstanding anything to the contrary herein, it is understood that Third Avenue shall not, in connection with any action, suit or proceeding or related action, suit or proceeding, be liable under this Agreement for the fees and expenses of more than one firm.

         (d) The terms of this Section 9 shall survive the termination of this Agreement.

         SECTION 10. NOTICES Except as otherwise provided in this Agreement, any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first class mail or by overnight delivery, postage prepaid to the respective parties as follows:


If to the Fund:                                              If to FPS Services:
---------------                                              -------------------
Third Avenue Trust                                            FPS Services, Inc.
767 Third Avenue - 5th Floor                  3200 Horizon Drive, P.O. Box 61503
New York, New York 10017                          King of Prussia, PA 19406-0903
Attention: David Barse, President         Attention: Kenneth J. Kempf, President

         SECTION 11. SEVERABILITY If any part, term or provision of this Agreement is held by any court to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the

--------------------------------------------------------------------------------
Administration and Blue Sky Services Agreement between Third Avenue Value Fund, Inc. and FPS Services, Inc.

K:\WDATA\ADMIN\3D-AVE\CONTRACT\ADMIN.AGR;  January 14, 1997   Page 7 of 8 pages.

parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid, provided that the basic agreement is not thereby substantially impaired.

         SECTION 12. ASSIGNMENT This Agreement shall extend to and shall be binding upon the Parties and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by Third Avenue without the written consent of FPS Services or by FPS Services without the written consent of Third Avenue, authorized or approved by a resolution of their respective Boards of Trustees/Directors.

         SECTION 13. COUNTERPARTS This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

         SECTION 14. SECTION HEADINGS Section and paragraph headings are for convenience only and shall not be construed as part of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement consisting of eight typewritten pages, together with Schedules "A", "B", and "C", to be signed by their duly authorized officers as of the day and year first above written.

THIRD AVENUE TRUST                           FPS SERVICES, INC.
------------------                           ------------------



--------------------------                   --------------------------------
By: David Barse, President                   By: Kenneth J. Kempf, President





--------------------------------------------------------------------------------
Administration and Blue Sky Services Agreement between Third Avenue Value Fund, Inc. and FPS Services, Inc.

K:\WDATA\ADMIN\3D-AVE\CONTRACT\ADMIN.AGR;  January 14, 1997   Page 8 of 8 pages.

                                                                    SCHEDULE "A"
                                                                    ------------

                             ADMINISTRATION SERVICES
                                       FOR

                               THIRD AVENUE TRUST

I.       REGULATORY COMPLIANCE
--       ---------------------

               Compliance - Federal Investment Company Act of 1940
                    1. Review, report and renew
                         a. investment  advisory  contracts
                         b. fidelity   bond
                         c. underwriting contracts
                         d. distribution   (12b-1)   plans
                         e  administration  contracts
                         f. accounting  contracts
                         g. custody  administration  contracts
                         h. transfer agent and stockholder services

                    2. Filings
                         a. N-SAR (semi-annual report)
                         b. N-1A (prospectus), post-effective
                            amendments and supplements ("stickers")
                         c. 24f-2  indefinite  registration  of shares
                         d. filing   fidelity   bond  under  17g-1
                         e. filing stockholder reports under 30b2-1

                    3. Annual   up-dates  of   biographical   information   and
                       questionnaires for Trustees and Officers

II.      CORPORATE BUSINESS AND STOCKHOLDER/PUBLIC INFORMATION
---      -----------------------------------------------------

           A.       Trustees/Management
                    1. Preparation of meetings
                         a. agendas - all necessary items of compliance
                         b. arrange and conduct  meetings
                         c. prepare minutes of meetings
                         d. keep  attendance   records
                         e. maintain corporate records/minute book

           B.       Coordinate Proposals
                    1. Printers
                    2. Auditors
                    3. Literature fulfillment
                    4. Insurance

--------------------------------------------------------------------------------
ADMINISTRATION AND BLUE SKY SERVICES AGREEMENT BETWEEN THIRD AVENUE VALUE FUND, INC. AND FPS SERVICES, INC.

K:\WDATA\ADMIN\3D-AVE\CONTRACT\ADMIN.AGR; JANUARY 14, 1997  SCHEDULE "A": PAGE 1

            C.      Maintain Corporate Calendars and Files

            D.      Release Corporate Information
                    1. To  stockholders
                    2. To   financial   and   general   press
                    3. To industry publications
                         a. distributions  (dividends and capital gains)
                         b. tax  information
                         c. changes to prospectus
                         d. letters from management e. funds' performance

                    4. Respond to:
                         a. financial press
                         b. miscellaneous  stockholders  inquiries
                         c. industry questionnaires

            E.      Communications to Stockholders
                    1. Coordinate  printing and  distribution  of annual,  semi-
                       annual reports and prospectus

III.     FINANCIAL AND MANAGEMENT REPORTING
         ----------------------------------

            A.      Income and Expenses
                    1. Monitoring of expenses and expense accruals  (monthly)
                    2. Approve and  coordinate  payment of expenses
                    3. Checking Account Reconciliation  (monthly)
                    4. Calculation of advisory fee, 12b-1 fee and reimbursements to Fund,  (if  applicable)
                    5. Authorize   the   recording   and     amortization     of
                       organizational  costs and pre-paid expenses (supplied by
                       advisor),  for start-up funds  and   reorganizations.
                    6. Calculation of average net assets.

            B.  Distributions to Stockholders
                    1.  Projections of distribution  amounts

                    2. Calculations of dividends and capital gain  distributions
                       (in  conjunction  with the Funds and  their  auditors)
                       a. compliance with income tax provisions
                       b. compliance with excise tax provisions
                       c. compliance with Investment Company Act of 1940

             C.  Financial Reporting
                    1. Liaison between fund management, independent auditors
                       and printers for stockholder reports
                    2. Preparation  of   semi-annual    and  annual  reports  to
                       stockholders

--------------------------------------------------------------------------------
ADMINISTRATION AND BLUE SKY SERVICES AGREEMENT BETWEEN THIRD AVENUE VALUE FUND, INC. AND FPS SERVICES, INC.

K:\WDATA\ADMIN\3D-AVE\CONTRACT\ADMIN.AGR; JANUARY 14, 1997  SCHEDULE "A": PAGE 2

                         3. Preparation of semi-annual and annual N-SAR's
                            (Financial Data)
                         4. Preparation  of  financial  statements  for required
                            SEC post-effective filings (if applicable).

               D.  Subchapter  M Compliance  (monthly)
                         1. Asset diversification test
                         2. Short/short test

               E.  Other Financial Analyses
                         1. Upon request from fund  management,  other budgeting
                            and analyses can be constructed to meet specific needs (additional fees may apply)
                         2. Sales  information,  portfolio turnover (monthly)
                         3. Assist  independent  auditors  on return of  capital
                            presentation, excise tax calculation
                         4. Performance (total return) calculation (monthly)
                         5. IRS Form 1099  Miscellaneous - prepared for Trustees
                            (annual)
                         6. Analysis of interest derived from various Government
                            obligations (annual) (if interest income was distributed in a calendar year)
                         7. Income by state analysis for Municipal Bond Funds.

               F.        Review and Monitoring Functions (monthly)
                         1. Review  expense  and  reclassification   entries  to
                            ensure proper update
                         2. Perform   various  reviews  to  ensure  accuracy  of
                            subscription/liquidation schedules, Accounting (the monthly expense analysis) and Custody (review of daily bank statements to ensure accurate money movement).
                         3. Review accruals and expenditures where applicable

               G. Preparation and distribution of monthly operational reports to management by 10th Business day
                         1. Management  Statistics  (Recap)
                            a. portfolio
                            b. book gains/losses/per   share
                            c. net   income,   book income/per   share
                            d. capital  stock  activity
                            e. distributions

                         2. Performance Analysis
                            a. total return
                            b. monthly, quarterly, year to date, average annual

                         3. Expense Analysis
                            a. schedule
                            b. summary of due to/from advisor
                            c. expenses paid

--------------------------------------------------------------------------------
ADMINISTRATION AND BLUE SKY SERVICES AGREEMENT BETWEEN THIRD AVENUE VALUE FUND, INC. AND FPS SERVICES, INC.

K:\WDATA\ADMIN\3D-AVE\CONTRACT\ADMIN.AGR; JANUARY 14, 1997  SCHEDULE "A": PAGE 3

                            d. expense cap
                            e. accrual monitoring
                            f. advisory fee
                         4. Short-Short  Analysis
                            a. short-short income
                            b. gross income (components)
                         5. Portfolio Turnover
                            a. market value
                            b. cost of purchases
                            c. net proceeds of sales
                            d. average market value
                         6. Asset   Diversification  Test
                            a. gross assets
                            b. non-qualifying assets
                         7. Activity Summary
                            a. shares sold, redeemed and reinvested
                            b. change in investment

               H.  Provide  rating  agencies   statistical   data  as  requested
                   (monthly/quarterly)

               I.  Standard schedules for Board Package (Quarterly)
                            1. Activity Summary (III-G-7 from above)
                            2. Expense analysis
                            3. Other schedules can be provided (additional fees
                               may apply)

IV.      SPECIAL ISSUES RELATED TO FOREIGN SECURITIES
         --------------------------------------------

               A. Financial Reporting
                         1. Work with  Custodian  to supply tax  reclaim  report
                            chronologically, by country and type; report on same to Fund management

                         2. Review  and  provide  reports  on the  treatment  of
                            currency   gain/loss   and  capital   gain/loss   in
                            conjunction with the Funds's Independent Auditors
                              a.  Section  988   transactions
                              b.  Section  1256 contracts
                              c.  Section 1092 deferrals

                         3. Tax Reporting  (depending on the level of assistance
                            required by the Funds's independent auditors, additional fees may apply)
                              a. Analyze tax  treatment  of foreign  investments
                                 based on the Funds's elections and their impact on:
                                 1. Subchapter  M  test  --e.g. diversification,
                                    qualified income, short-short (30% tests)
                                 2. Taxable  income and capital  gains
                                 3. Prepare excise tax worksheets

--------------------------------------------------------------------------------
ADMINISTRATION AND BLUE SKY SERVICES AGREEMENT BETWEEN THIRD AVENUE VALUE FUND, INC. AND FPS SERVICES, INC.

K:\WDATA\ADMIN\3D-AVE\CONTRACT\ADMIN.AGR; JANUARY 14, 1997  SCHEDULE "A": PAGE 4

                              b. Calculate   distributions  to  stockholders
                                 1. Monitor  character  and  impact of  realized
                                    currency gain/loss on distribution amount

                         4. Assist  the  Advisor  and work with the  Independent
                            Auditors in identification of PFIC's (by providing a list of potential PFIC's that the Funds may be holding).

                                BLUE SKY SERVICES
                                       FOR
                               THIRD AVENUE TRUST

FPS Services subscribes to Price Waterhouse's Blue2 Compliance Support System for Blue Sky Administration. This system permits FPS Services to monitor state securities law compliance each day; tracking sales in each state, producing and updating daily all reports associated with each state's filing requirements.

I.       SALES DATA

         1. Receive daily sales figures through SUNGARD interface with Price Waterhouse Blue2 System.

         2. Receive daily sales figures broken down by state from Charles Schwab (if applicable).

         3. Produce daily warning report for sales in excess of pre-determined percentage.

         4. Analysis of all sales data to determine trends within certain states.

II.      FILINGS

         1. Produce and mail the following required filings:

              A. Initial  Filings - produce all required  forms and follow-up on any comments, including notification of SEC Effectiveness.

              B. Renewals - produce  all renewal  documents  and mail to states, includes follow-up to ensure all is in order to continue selling in states.

              C. Sales  Reports - produce  all  relevant  sales  reports for the states and complete necessary documents to properly file sales reports with states.

              D. Annual Report  Filings - file copies of all annual reports with states.

              E. Prospectus  Filings  - file  all  copies  of  Definitive  SAI &
                 Prospectuses with the states.

--------------------------------------------------------------------------------
ADMINISTRATION AND BLUE SKY SERVICES AGREEMENT BETWEEN THIRD AVENUE VALUE FUND, INC. AND FPS SERVICES, INC.

K:\WDATA\ADMIN\3D-AVE\CONTRACT\ADMIN.AGR; JANUARY 14, 1997  SCHEDULE "A": PAGE 5

              F. Post-Effective  Amendment  Filing  -  file  all  Post-Effective
                 Amendments with the states, as well as, any other required documents.

         2. On demand additional states - complete filing for any states that you would like to add. This includes all of the items in 1(A).

         3. Amendments to current permits - file in a timely manner any amendment to registered share amounts.

         4. Update and file hard copy of all data pertaining to individual permits.

III. CONSULTING AND ANALYSIS - We will supply you with the most current fee structure for each state and help you decide what course of action to take in each state to minimize the amount of money spent on Blue Sky Registration.

--------------------------------------------------------------------------------
ADMINISTRATION AND BLUE SKY SERVICES AGREEMENT BETWEEN THIRD AVENUE VALUE FUND, INC. AND FPS SERVICES, INC.

K:\WDATA\ADMIN\3D-AVE\CONTRACT\ADMIN.AGR; JANUARY 14, 1997  SCHEDULE "A": PAGE 6

                                                                    SCHEDULE "B"
                                                                    ------------

                ADMINISTRATION AND BLUE SKY SERVICES FEE SCHEDULE
                                       FOR

                               THIRD AVENUE TRUST

   THIS FEE SCHEDULE IS FIXED FOR A PERIOD OF TWO (2) YEARS FROM THE EFFECTIVE
                  DATE AS THAT TERM IS DEFINED IN THE AGREEMENT

I.       A) $150,000 per annum plus:
                 i) $12,000.00 per annum for each additional  separate series of shares; and
                 ii)0.01%  per  annum  on  the  combined  total  assets  of  all separate series and classes excess of one billion dollars.

         NOTE: The above fee will cover normal business filings described in our outline. An additional fee of $25 per filing will be charged for non-standard filings such as secondary post effective amendments, additional classes of shares or mergers and acquisitions.

III.     Out-of-Pocket Expenses:
         -----------------------

         Third Avenue will reimburse FPS Services monthly for all reasonable out-of-pocket expenses, including telephone, postage, overdraft charges, EDGAR transmissions, telecommunications, special reports, record retention, special transportation costs, copying and sending materials to auditors and/or regulatory agencies as incurred and approved.

IV.      Additional Services
         -------------------

         Activities of a non-recurring nature including but not limited to fund consolidations, mergers, acquisitions, reorganizations, the addition or deletion of a series, and stockholder meetings/proxies, are not included herein, and will be quoted separately. To the extent Third Avenue should decide to issue multiple/separate classes of shares, additional fees will apply. Any additional/enhanced services or reports will be quoted upon request.

--------------------------------------------------------------------------------
ADMINISTRATION AND BLUE SKY SERVICES AGREEMENT BETWEEN THIRD AVENUE VALUE FUND, INC. AND FPS SERVICES, INC.

K:\WDATA\ADMIN\3D-AVE\CONTRACT\ADMIN.AGR; JANUARY 14, 1997         SCHEDULE "B"

                                                                    SCHEDULE "C"
                                                                    ------------

                            IDENTIFICATION OF SERIES
                            ------------------------

Below are listed the Series to which services under this Agreement are to be performed as of the execution date of this Agreement:

         THIRD AVENUE TRUST
         ------------------

         THIRD AVENUE VALUE FUND
         THIRD AVENUE SMALL-CAP VALUE FUND

This Schedule "C" may be amended from time to time by agreement of the parties.



--------------------------------------------------------------------------------
ADMINISTRATION AND BLUE SKY SERVICES AGREEMENT BETWEEN THIRD AVENUE VALUE FUND, INC. AND FPS SERVICES, INC.

K:\WDATA\ADMIN\3D-AVE\CONTRACT\ADMIN.AGR; JANUARY 14, 1997         SCHEDULE "C"